UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 8, 2017

Africa Growth Corporation
 (Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-54414

Nevada	27-241387
(State of Incorporation)	(I.R.S. Employer Identification No.)

41 Cedar Avenue, 5th Floor, Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: +44 (0) 203 862 2922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 8, 2017, Africa Growth Corporation(OTCPK: AFGC, hereinafter, the "Registrant"), appointed Scott Mortman as a member of the Registrant's Board of Directors.

Scott Mortman, age 50, Director: Mr. Mortman is a business executive and an attorney with over 25 years of international experience in both the private and public sectors. In addition to representing a global corporate clientele as a partner in the New York office of Mayer Brown LLP, a Chicago-based law firm with offices worldwide, and later a shareholder at Greenberg Traurig LLP, a Miami-based law firm with offices worldwide, Mr. Mortman has served as a government advisor on international trade and investment. During his professional career, Mr. Mortman also acted as interim CEO for ASC, Ltd., a private, UK-based global retail firm, and as head of business development for Better Place, a pioneer in the electric vehicle services industry. Further, Mr. Mortman has lectured publicly on the challenges and need for increased private investment in sub-Saharan Africa. Mr. Mortman holds a bachelor degree from Harvard University and a law degree from Fordham University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Africa Growth Corporation

By:	/s/ Brenton Kuss
Name:	Brenton Kuss
Title:	Chief Financial Officer

Date: September 14, 2017